Exhibit 10.6

PETMED EXPRESS, INC.
2015 OUTSIDE DIRECTOR EQUITY COMPENSATION
~~RESTRICTED STOCK PLAN~~  PLAN
(amending and restating the PetMed Express, Inc.
2015 Outside Director Equity Compensation Restricted Stock Plan)
1. PURPOSE OF PLAN
     The PetMed Express, Inc. 2015 Outside Director Equity Compensation Plan, f/k/a the 2015 Outside Director Equity Compensation Restricted Stock ~~Award~~ Plan (the “2015 Plan”), is established by PetMed Express, Inc. (“PetMed” or the “Company”) to attract, retain and compensate highly qualified individuals who are not employees or affiliates of PetMed or any of its subsidiaries, to serve as members of the Company’s Board of Directors (the “Board of Directors”), and to enable them to increase their ownership of PetMed’s Common Stock, thereby increasing their proprietary interest in PetMed and their identification with the interests of PetMed’s stockholders.
2. STOCK SUBJECT TO THE 2015 PLAN; TYPES OF AWARDS
     The shares that may be awarded under the 2015 Plan (without payment by participants) shall be the common stock, par value $.001 per share, of the Company (“Common Stock”), and shall be authorized, but un-issued, shares.  The maximum number of shares of Common Stock that may be awarded hereunder (subject to any adjustments as provided below) shall not in the aggregate exceed 400,000 shares.  Shares of Common Stock forfeited as a result of a participant’s termination of service as a director or other conditions of the award not being met shall again become available for award under the 2015 Plan. The number of shares of Common Stock available for issuance under the 2015 Plan shall automatically increase on the first trading day of January each calendar year during the term of the 2015 Plan by an amount equal to ten percent (10%) of the total number of shares of Common Stock authorized under the 2015 Plan.
The following types of awards may be granted under the 2015 Plan:

(a) Restricted Stock Award, which means a grant of shares of Common Stock that are subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, which may lapse upon the completion of a period of service or satisfaction of other conditions (which may include the achievement of performance goals established by the Committee).

(b) Restricted Stock Units, which means the right to receive a share of Common Stock for each Restricted Stock Unit, or a cash payment the value of which is equal to the fair market value of one share of Common Stock, in each case upon completion of a period of service or satisfaction of other conditions (subject to any applicable deferral election that may be authorized by the Company).

3. ADMINISTRATION
     The 2015 Plan shall be administered by the Board of Directors (“Board”). The Board shall have the sole authority to (i) ~~award shares of Common Stock (“Restricted Stock”)~~make grants of awards under the 2015 Plan; (ii) interpret the Plan~~,~~ and the instruments evidencing ~~the restrictions imposed upon shares of Common Stock with respect to which Restricted Stock Awards are awarded~~awards granted under the Plan; (iii) adopt, amend and rescind rules and regulations for the administration of the Plan; and (iv) administer the Plan and make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Board shall be binding upon all participants.  Except to the extent otherwise determined by the Board, each person who is an Outside Director immediately following an annual meeting of Stockholders each year will automatically be granted a Restricted Stock Award of 7,500 shares of Common Stock (subject to change with Board approval), and the grant date with respect to each such Restricted Stock Awards will be the date on which the annual meeting of Stockholders is held.

~~(a)~~
~~Initial Grants. Each person who is an Outside Director as of July 24, 2015 will automatically be~~
~~granted, as of the date on which stockholder approval of the Plan is obtained, a Restricted Stock~~
~~Award of 7,500 shares of Common Stock, and the Grant Date with respect to such initial Restricted~~
~~Stock Awards will be the date on which stockholder approval of the Plan is obtained.~~

~~(b)~~
~~Annual Grants. Thereafter, each person who is an Outside Director following an annual meeting of~~
~~Stockholders each year will automatically be granted a Restricted Stock Award of 7,500 shares of~~
~~Common Stock (subject to change with Board approval), and the Grant Date with respect to each~~
~~such Restricted Stock Awards will be the date on which the award is granted.~~

4. ELIGIBILITY

     Each “Outside Director” of PetMed shall be a participant in the Plan. For purposes of the Plan, an “Outside Director” is any member of PetMed’s Board of Directors who, as of the close of business on the date of the annual meeting of PetMed’s stockholders, meets the definition of “Non-Employee Director” as set forth in Rule 16b-3(b)(3)(i) adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Board has the authority to determine when, and what type of, awards will be granted to Outside Directors, but unless the Board determines otherwise, annual Restricted Stock Award grants will be made to each person who is an Outside Director following each annual meeting of stockholders as set forth in Section 3 above.
As a condition of the grant of an award under the 2015 Plan, each Outside Director shall execute and deliver to the Company, including through electronic medium, an agreement evidencing the award, in form and substance satisfactory to the Board, reflecting the conditions and restrictions imposed upon the award.
5. ~~RIGHTS WITH RESPECT TO SHARES~~TERMS OF RESTRICTED STOCK AWARDS
(a) Rights with respect to Shares. A participant to whom an award of Restricted Stock has been made under the 2015 Plan will have all of the rights of a stockholder with respect to the shares of Common Stock so awarded, including, but not limited to, the right to receive, subject to the following sentence, such cash dividends, if any, as may be declared on such shares from time to time and the right to vote (in person or by proxy) such shares at any meeting of the Company’s stockholders. As a condition to the grant of the award under the 2015 Plan, and without limiting the provisions of Section ~~7~~5(~~b~~c) hereof, dividends, if any, as may be declared on such shares of Common Stock shall be deposited into an escrow or similarly segregated account, and disbursement of such dividends to the participant will occur only upon the delivery of the shares of Common Stock to which such dividends relate, and in the event the shares of Common Stock to which such dividends relate are forfeited, the participant’s right to receive disbursement of such dividends will be forfeited and the amount of the dividends shall be returned to the Company.
 ~~6. INVESTMENT REPRESENTATION~~
~~If the shares of Common Stock underlying the Restricted Stock Award granted to a participant pursuant to the terms of the Plan are not registered under the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption from registration , such participant shall be required to represent and agree in writing (i) that any shares of Common Stock acquired pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, and (ii) that such participant has acquired such shares of Common Stock for the participant’s own account and not with a view to the distribution thereof.~~
~~7. RESTRICTIONS~~
(~~a~~b) Terms, Conditions and Restrictions.  In addition to such other terms, conditions and  restrictions (which may include performance conditions) as may be imposed by the Board and contained in the instrument under which awards of ~~Common~~Restricted Stock are made pursuant to the 2015 Plan, (i) no ~~Common~~ Restricted Stock so awarded  shall be  restricted  for a period  (the “Restriction  Period”) of less than one year or more than ten years unless otherwise specified by the Board; and (ii) except as provided in paragraph (e) below, the recipient of the award shall serve as an outside director during the Restriction Period or otherwise forfeit all right, title and interest in and to the shares subject to such restrictions.
(~~b~~c) Transferability Restriction.  No share awarded under the 2015 Plan shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period applicable thereto.
(~~c~~d) ~~Agreements~~Certificates; Stock Legend. ~~As a condition to the grant of an award~~Shares of Restricted Stock granted under the 2015 Plan~~, all outside directors shall execute and deliver to the Company an agreement in form and substance satisfactory to the Board reflecting the conditions and restrictions imposed upon the Common Stock awarded.  Certificates for shares of Common Stock delivered pursuant to such awards may, if the Board so determines, bear a~~  shall be evidenced by certificates or book entries in the books of the Company (or, as applicable, its transfer agent). Certificates or book entries evidencing shares of Restricted Stock shall be registered in the name of the participant, shall include an appropriate legend referring to the terms, conditions, and restrictions ~~and the instruments to which such awards are subject.~~ applicable to such shares and the Company may, in its sole discretion, retain physical possession of the certificate in escrow until all restrictions have been lifted or requirements met.
~~(d) Additional Conditions. In the agreements evidencing awards or otherwise, the Board may impose such other and additional terms, conditions and restrictions upon the award as it, in its discretion, deems appropriate including, without limitation, that the Company shall have the right to deduct from payments of any kind due to the participant any federal, state or local taxes of any kind required by law to be withheld with respect to the shares awarded.~~
(e) Lapse of Restrictions.  The restrictions imposed under paragraph (a) above shall terminate with respect to the shares of Common Stock to which they apply on the earliest to occur of the following, unless otherwise specified by the Board:
(i)the expiration of the Restriction Period and, if applicable, the satisfaction of any performance goals specified in the applicable award agreement;
(ii)the participant's total and permanent disability; or

(iii)the participant's death.
Certificates ~~for~~or book entries evidencing shares of Common Stock with respect to which restrictions have lapsed as provided above shall, upon lapse thereof, be released from escrow and delivered to the participant or, in the event of participant’s death, to participant’s personal representative.  Any stock legend referring to the restrictions imposed hereunder shall thereupon be removed.
6. TERMS OF RESTRICTED STOCK UNITS
(a) Terms and Conditions. Subject to the terms of this 2015 Plan, the Board will determine all terms and conditions of each award of Restricted Stock Units, including but not limited to: (i) the number of Shares to which such Award relates; (ii) the length of the vesting or performance period and, if different, the date on which payment of the benefit provided under the award will be made; and (iii) whether to settle such awards in cash, in shares, or in a combination of cash and shares.
(b) No Stockholder Rights; Dividend Equivalents. Holders of Restricted Stock Units shall not have any rights as stockholders of the Company with respect to such awards (including no voting rights or rights to receive dividends) unless and until shares of Common Stock are issued upon settlement of such awards. However, the Board may, in its discretion, provide holders of Restricted Stock Units with the right to receive payment equal to the amount of dividends they would have received if their units had instead been outstanding shares, and such dividend equivalents will either, at the discretion of the Board, be (i) accumulated and paid, in cash or shares in the Board’s discretion, at the same time and to the same extent that the underlying Restricted Stock Unit award vests or (ii) reinvested in additional units that are subject to the same terms and conditions (including vesting and forfeiture) as the Restricted Stock Unit award to which the dividend equivalent relates. For clarity, in no event will a director receive a dividend equivalent payment unless, until and to the same extent as the underlying Restricted Stock Unit award vests and is paid.
 7. TERMS APPLICABLE TO ALL AWARDS
(a) Investment Representation. If the shares of Common Stock that have been awarded to a participant pursuant to the terms of the 2015 Plan are not registered under the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption from registration , such participant shall be required to represent and agree in writing (i) that any shares of Common Stock acquired pursuant to the 2015 Plan will not be sold except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, and (ii) that such participant has acquired such shares of Common Stock for the participant’s own account and not with a view to the distribution thereof.
(~~f~~b) Change of Control of the Company. Upon the occurrence of a Change of Control, unless otherwise provided in an award agreement or specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Board shall determine otherwise before the Change of Control, any Restriction Period and restrictions imposed on Restricted Stock shall terminate, and all Restricted Stock Units shall immediately vest and be settled in accordance with the terms of the award agreement, in all cases as of immediately prior to the occurrence of the Change of Control.
For purposes of the 2015 Plan, a “Change ~~in~~of Control” of the Company shall be deemed to have occurred if:
     (~~a~~i)  any person,  as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, becomes a beneficial owner (within the meaning of Rule 13d-3 under such Act) of 20% or more of the Company’s outstanding Common Stock;
     ~~(b) there occurs within any period of two consecutive years any change in  the directors of the Company  such that the members of the Company’s Board of Directors prior to such change do not constitute a majority of the  directors after giving effect to all changes during such two-year period unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least  two-thirds of the directors then still in office who were directors at the beginning of the period; or~~
     (ii) within any 24 month period, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (A) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this Section 7(b)(ii), and (B) was not designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 7(b)(iii); or
     (~~c~~iii)  the Company is merged, consolidated or reorganized into or with, or sells all or substantially all of its assets to, another company or other entity, and immediately after such transaction less than 80% of the voting power of the then-outstanding securities of such company or other entity immediately after such transaction is held in the aggregate by holders of the Company’s Common Stock immediately before such transaction.

     In addition, if the Company enters into an agreement or series of agreements or the Board ~~of Directors of the Company~~ adopts a resolution which results in the occurrence of any of the foregoing events, and the services of a participant is terminated after and as the sole result of the entering into of such agreement or series of agreements or the adoption of such resolution then, upon the occurrence of any of the events described  above, a Change ~~in~~of Control shall be deemed to have retroactively occurred on the date of entering  into of the earliest of such agreements or the adoption of such  resolution and the participant shall be entitled to the delivery as of such date of any forfeited Restricted Stock and payment with respect to any previously forfeited Restricted Stock Units as though such participant were still in the service of the Company on the date of the Change of Control.
(c) Additional Conditions. In the agreements evidencing awards or otherwise, the Board may impose such other and additional terms, conditions and restrictions upon the award as it, in its discretion, deems appropriate including, without limitation, that the Company shall have the right to deduct from payments of any kind due to the participant any federal, state or local taxes of any kind required by law to be withheld with respect to any award.
8. MISCELLANEOUS
(a) No Right to Receive Award.  Nothing in the 2015 Plan shall be construed to give any outside director any right to receive an award under the 2015 Plan.
(b) Adjustments. If (i) the Company shall at any time be involved in a merger or other transaction in which the shares of Common Stock are changed or exchanged, (ii) the Company shall subdivide or combine the shares of Common Stock or the Company shall declare a stock dividend, (iii) the Company shall effect a cash dividend the amount of which, on a per share basis, exceeds ten percent (10%) of the fair market value of a share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution in the form of cash, or a repurchase of shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this 2015 Plan, then the Company shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this 2015 Plan, adjust any or all of the number and type of shares subject to this 2015 Plan under Section 2, the number and type of shares subject to outstanding awards, and the performance goals of an award. In any such case, the Board may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award (without the consent of the holder of an award) in an amount determined by the Board.
~~(b) Additional Shares Received With Respect to Restricted Stock.~~ Any shares of Common Stock or other securities of the Company received by an outside director as a stock dividend on, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to shares of ~~Common~~Restricted Stock received pursuant to an award hereunder shall have the same status, be subject to the same restrictions and bear the same legend, if any, as the shares received pursuant to the original award.
~~(c) Certificates for Shares.  Shares of Restricted Stock granted under the 2015 Plan shall be evidenced by certificates. Certificates representing the Restricted Stock shall be registered in the name of the participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares and the Company shall retain physical possession of the certificate in escrow until all restrictions have been lifted or requirements met.~~
(d) Governing Law.  All provisions of the 2015 Plan shall be construed in accordance with the laws of Florida except to the extent preempted by federal law.
(e) No Restriction on Corporate Action.  Nothing contained in the 2015 Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in the best interest, whether or not such action would have an adverse effect on the 2015 Plan or any shares of Common Stock granted under the 2015 Plan.  No employee, outside director, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.
9. EFFECTIVE DATE OF 2015 PLAN
The 2015 Plan ~~shall become~~originally became effective ~~when~~on July 24, 2015, which is the date on which is was approved by the Shareholders of the Company. This 2015 Plan is an amendment and restatement of the originally adopted plan, and such amendment and restatement was adopted and approved by the Board of Directors of the Company on June ____, 2023.
10. AMENDMENTS
The Board may amend or terminate the 2015 Plan without shareholder approval unless shareholder approval is required by any federal or state law or regulation or the rules of The Nasdaq Stock Market. The Board shall not have the right to amend the 2015 Plan to:

        (~~i~~a)    except as provided in paragraph 8(b) of the 2015 Plan, increase the maximum number of shares reserved for purposes of the 2015 Plan;
        (~~ii~~b)   extend the duration of the 2015 Plan; or
       (~~iii~~c)   materially increase the benefits accruing to participants under the 2015 Plan.
Any amendment or alteration which impairs the rights of any participant ~~during the Restriction Period~~with respect to an outstanding award is not effective unless written consent from the participant is obtained.
The Board may modify, amend or cancel any award granted under the 2015 Plan; provided that, except as otherwise expressly provided in the 2015 Plan or the award agreement, any modification or amendment that materially diminishes the rights of a participant in the 2015 Plan or the cancellation of an award shall be effective only if agreed to by the participant, but the Board need not obtain participant consent for the modification, amendment or cancellation of an award as follows: (A) to the extent the Board deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Company’s shares are then traded; (B) to the extent the Board deems necessary to preserve favorable accounting or tax treatment of any award for the Company; or (C) to the extent the Board determines that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant (or any other person(s) as may then have an interest. Notwithstanding the foregoing, unless determined otherwise by the Board, any such amendment shall be made in a manner that will enable an award intended to be exempt from Code Section 409A (as defined below) to continue to be so exempt, or to enable an award intended to comply with Code Section 409A to continue to so comply.
11. DURATION AND TERMINATION
This 2015 Plan shall terminate on, and no further ~~stock shall be awarded~~awards may be granted hereunder~~,~~  after, July 24, 2025. In addition, the Board may terminate the 2015 Plan at any time prior thereto.  The termination of this 2015 Plan shall not, however, affect ~~any restriction previously imposed or restricted stock awarded pursuant to this 2015 Plan~~the validity or terms and conditions of any award properly granted hereunder before the date of termination.
12. COMPLIANCE WITH SECTION 16(B) AND CODE SECTION 409A
The 2015 Plan is intended to comply with all applicable conditions of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.  All transactions involving the Company’s executive officers are subject to such conditions, regardless of whether the conditions are expressly set forth in the 2015 Plan.  Any provision of the 2015 Plan that is contrary to a condition of Rule 16b-3 shall not apply to executive officers of the Company. Any award granted under the 2015 Plan shall be provided or made in such manner and at such time as to either make the award exempt from, or comply with, the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”), to avoid a plan failure described in Code Section 409A, and the provisions of Code Section 409A are incorporated into the 2015 Plan to the extent necessary for any award that is subject to Code Section 409A to comply therewith. For purposes of an award that is subject to Code Section 409A, if a participant’s termination of service triggers the payment of compensation under such award, then the participant will be deemed to have terminated service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in the 2015 Plan or an award to the contrary, if any participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required to avoid the imposition of additional taxes under Code Section 409A, any payment made to the participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

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Original filename: PetMed -2015 Outside Director Equity Compensation Plan (as amended and restated) 4854-8839-6905 v.1.docx
Modified filename: PetMed -2015 Outside Director Equity Compensation Plan (as amended and restated) 4854-8839-6905 v.6.docx
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